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                                                              EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Selected Financial Data," and to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16525) pertaining to the Physiometrix, Inc. 1991 Stock Plan, 1996 Director Option Plan, and 1996 Employee Stock Purchase Plan of our report dated February 12, 1997, with respect to the financial statements of Physiometrix, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                       /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 31, 1997